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                           NATIONAL SCIENCE FOUNDATION
                              4201 WILSON BOULEVARD
                            ARLINGTON, VIRGINIA 22230

Mr. David M. Graves
Director, Business Affairs
Network Solutions, Inc.
505 Huntmar Park Drive
Herndon, VA 20170

                                     Cooperative Agreement No. NCR-9218742
                                     Amendment No. 09

Dear Mr. Graves:

Whereas, since September 14, 1995, pursuant to Amendment No. 04 to Cooperative Agreement No. NCR-9218742, Network Solutions, Inc. has charged user fees for the registration services Network Solutions, Inc. performs for its domain name registrants; and

Whereas, since September 14, 1995, pursuant to Amendment No. 04, Network Solutions, Inc. has deposited 30% of the funds collected into a separate interest-bearing account, to be used for the preservation and enhancement of the "Intellectual Infrastructure" of the Internet; and

Whereas, to date, there has not been a final decision about appropriate disbursements from the "Intellectual Infrastructure" account; and

Whereas, to date, no funds have been withdrawn from the account with the exception of the one instance of transferring $23M to the National Science Foundation pursuant to P.L. 105-65, the 1998 Appropriations Bill for the National Science Foundation; and

Whereas, the Department of Commerce's draft paper entitled A Proposal to Improve Technical Management of Internet Names and Addresses states, "we believe the provision in the cooperative agreement regarding allocation of a portion of the registration fee to the Internet Intellectual Infrastructure Fund should terminate on April 1, 1998."

NOW, THEREFORE, by this amendment, the National Science Foundation eliminates the charging of the "Intellectual Infrastructure" portion of the registration services fees, effective 11:59 p.m., March 31, 1998. By this amendment, the National Science Foundation eliminates the requirement to deposit into the "Intellectual Infrastructure" account an amount equal to 30% of the monies collected with respect to second-level domain names registered and renewed by Network Solutions, Inc on and after 12:00 a.m., April 1, 1998.


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The Agreement, as amended, is hereby further amended as follows:

1. Section G, ARTICLE 8. FUNDING is hereby amended to read:

            G.      Funding and Compensation:

            1. Funding contained in the original cooperative agreement, and as amended by Amendments No. 1, 2, and 3, shall apply for the period January 1, 1993 through September 13, 1995.

            2. The compensation provisions contained in Amendment 4 shall apply for the period September 14, 1995 through March 31, 1998.

            3. Effective April 1, 1998, the following compensation provisions will apply:

                           a) In consideration of all work performed under this Agreement, Awardee is authorized to impose a user fee of $35/year per second level domain name in .COM, ORG, NET, and .EDU. (The specifics of the user fee charges include an initial charge of $70 for new registrations, and $35 per year payable on the anniversary date of the original registration beginning at the end of the second year and for every year thereafter.)

                           b) The funds collected by reason of charging the user fee will be considered "Program Income" under the terms of the Agreement, and all will be available to Network Solutions, Inc. as consideration for the services provided.

2. Effective April 1, 1998, ARTICLE 15.REVENUES FROM REGISTRATION FEES is superseded and replaced by the following:

            ARTICLE 15.  REVENUES FROM REGISTRATION FEES

            A. All income generated by user fees charged for registration services shall be considered "Program Income" under the terms of this Agreement, and will be available to Network Solutions, Inc. as consideration for the services provided.

All other provisions of the Cooperative Agreement, as amended, remain in effect.

Please indicate your acceptance of this amendment by having it signed by an


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authorized official of your organization and returning one copy to me as soon as possible.

                                                  Sincerely,

                                                  /s/ Karen L. Sandberg

                                                  Karen L. Sandberg
                                                  Grants and Agreements Officer

Accepted

  /s/ D. M. Graves
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        Signature

Director, Business Affairs
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       Name and Title


     March 12, 1998
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       Date


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